EXHIBIT 6
                     CONSENT OF PRICEWATERHOUSECOOPERS LLP





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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 of our report dated February 11, 1999, except as to Note 20, which is as of April 27, 1999, relating to the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, which appears in such Prospectus.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
April 27, 1999